Exhibit 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, Il Yung Kim, President and Chief Executive Officer of DASAN Zhone Solutions, Inc. (the “Company”) and Michael Golomb, Chief Financial Officer, Corporate Treasurer and Secretary, of the Company each hereby certify that, to their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2019

/s/ IL YUNG KIM
Il Yung Kim
President and Chief Executive Officer

/s/ MICHAEL GOLOMB
Michael Golomb
Chief Financial Officer, Corporate Treasurer and Corporate Secretary